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                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 11, 2002, accompanying the consolidated financial statements as of August 31, 2001 and for the year then ended, included in the Annual Report of Heritage Propane Partners, L.P. on Form 10-K/A for the year ended August 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Heritage Propane Partners, L.P. on Form S-4 (File No. 333-40407), and on Form S-3 (File No. 333-86057).


/s/ GRANT THORNTON LLP


Tulsa, Oklahoma
July 11, 2002